UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________________

FORM 8-K

____________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 17, 2025

____________________________

MONEYLION INC.

(Exact Name of Registrant as Specified in Its Charter)

____________________________

Delaware	001-39346	85-0849243
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

249-245 West 17th Street, Floor 4

New York, NY 10011

(Address of principal executive offices, including zip code)

Registrant’s Telephone Number, Including Area Code: (212) 300-9865

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ML	The New York Stock Exchange
Redeemable warrants: each whole warrant exercisable for 1/30th of one share of Class A common stock	ML WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

Merger Agreement

On April 17, 2025, pursuant to the Agreement and Plan of Merger, dated as of December 10, 2024 (the “Merger Agreement”), by and among MoneyLion Inc., a Delaware corporation (the “Company”), Gen Digital Inc., a Delaware corporation (“Parent”), and Maverick Group Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

Effect on Capital Stock

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Class A common stock, par value $0.0001 per share, of the Company (“Company Common Stock”) that was issued and outstanding as of immediately prior to the Effective Time (other than any shares of Company Common Stock that were held by the Company as treasury stock or owned by Parent, any shares of Company Common Stock with respect to which a no transfer order was placed with the Company’s transfer agent as of the date of the Merger Agreement that remained in place immediately prior to the Effective Time, and any shares of Company Common Stock as to which appraisal rights were properly exercised in accordance with Delaware law and whose holder complied with Section 262 of the General Corporation Law of the State of Delaware with respect thereto) was automatically cancelled, extinguished and converted into the right to receive (i) $82.00 in cash (the “Cash Consideration”), without interest thereon, and (ii) one contingent value right (a “CVR”) issued by Parent subject to and in accordance with that certain Contingent Value Rights Agreement, dated as of April 17, 2025 (the “CVR Agreement”), by and among Parent and Computershare Inc., a Delaware corporation, and its affiliate Computershare Trust Company, N.A., a federally chartered trust company (together, the “Rights Agent”) (collectively, the “Merger Consideration”).

Equity Awards

At the Effective Time:

•	Each option to purchase shares of Company Common Stock (a “Company Option”) that was outstanding as of immediately prior to the Effective Time (whether vested or unvested) with an exercise price that was less than the Company Common Stock Closing Price (as defined in the Merger Agreement) rounded down to the nearest whole cent, was cancelled and converted into the right to receive (i) an amount in cash, without interest thereon, equal to the product obtained by multiplying (a) the number of shares of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time by (b) the excess, if any, of the Cash Consideration over the exercise price per share of such Company Option and (ii) one CVR in respect of each share of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time.

•	Each Company Option that was outstanding as of immediately prior to the Effective Time (whether vested or unvested) with an exercise price that equals or exceeds the Company Common Stock Closing Price was forfeited and cancelled for no consideration.

•	Each award of restricted stock units covering shares of Company Common Stock (the “Company RSUs”) that was outstanding and vested as of immediately prior to the Effective Time or that vested in accordance with its terms as in effect as of the date of the Merger Agreement (the “Vested Company RSUs”) was cancelled and converted into the right to receive the Merger Consideration in respect of each share of Company Common Stock subject to such Vested Company RSU as of immediately prior to the Effective Time.

•	Each award of Company RSUs that was outstanding and unvested as of immediately prior to the Effective Time (the “Unvested Company RSUs”) was assumed by Parent and converted into a restricted stock unit award (the “Converted RSUs”) with respect to a number of shares of common stock, par value $0.01 per share, of Parent (“Parent Common Stock”) equal to the product, rounded down to the nearest whole share, obtained by multiplying (i) the number of shares of Company Common Stock subject to such Unvested Company RSU immediately prior to the Effective Time by (ii) the Equity Award Conversion Ratio (as defined in the Merger Agreement) and, except with respect to certain senior executives of the Company as set forth below, such Converted RSUs will continue to be subject to the same terms and conditions as applied to the corresponding Unvested Company RSUs immediately prior to the Effective Time.

•	Each award of performance restricted stock units covering shares of Company Common Stock that vests based on the achievement of specified target annual key performance conditions and service-based vesting conditions outstanding as of immediately prior to the Effective Time (the “Company Annual PSUs”) was assumed by Parent and converted into an award of Converted RSUs with respect to a number of shares of Parent Common Stock equal to the product, rounded down to the nearest whole share, obtained by multiplying (i) the number of shares of Company Common Stock subject to the Company Annual PSUs immediately prior to the Effective Time (with the performance-based vesting condition that applied to the Company Annual PSUs immediately prior to the Effective Time deemed attained based on actual performance through the Effective Time in accordance with the applicable award agreement) by (ii) the Equity Award Conversion Ratio, and, except with respect to certain senior executives of the Company as set forth below, such Converted RSUs will continue to be subject to the same terms and conditions (including time-based vesting conditions, but excluding any performance-based vesting conditions) as applied to the corresponding Company Annual PSUs immediately prior to the Effective Time.

•	Each award of Converted RSUs held by each of Diwakar Choubey, Richard Correia, Adam VanWagner and Timmie Hong, other than any award of Converted RSUs received in respect of any Company RSUs granted on or after the date of the Merger Agreement, was amended to provide for accelerated vesting in accordance with the terms of the employment transition agreement entered into between Mr. Choubey and Merger Sub and the employment offer letters entered into between each of Messrs. Correia, VanWagner and Hong, and Merger Sub.

•	Each award of performance restricted stock units covering shares of Company Common Stock that vests based on the achievement of specified share price performance conditions and service-based vesting conditions outstanding as of immediately prior to the Effective Time (the “Company Share Price PSUs”) vested to the extent set forth in the applicable award agreement relating to such Company Share Price PSUs and was cancelled and converted into the right to receive the Merger Consideration in respect of each vested share of Company Common Stock subject to such Company Share Price PSUs (with the applicable performance conditions deemed achieved based on the Company Common Stock Closing Price in accordance with the applicable award agreement). Each Company Share Price PSU that did not vest in accordance with its terms based on the Company Common Stock Closing Price was forfeited and cancelled for no consideration as of the Effective Time.

•	Each redeemable warrant exercisable to purchase one share of Company Common Stock at an exercise price of $345.00 per share, as adjusted (a “Common Stock Warrant”), that was outstanding and unexercised as of immediately prior to the Effective Time, became, at the Effective Time, exercisable for the Merger Consideration that such holder would have received if such Common Stock Warrant had been exercised by paying the exercise price in respect thereof in cash immediately prior to the Effective Time. Notwithstanding the foregoing, if a holder of a Common Stock Warrant that was outstanding and unexercised as of immediately prior to the Effective Time properly exercised or exercises such Common Stock Warrant within 30 days following the public disclosure of the consummation of the Merger, the exercise price in respect thereof was or will be reduced in accordance with the terms of the warrant agreement governing such Common Stock Warrant.

CVR Agreement

Pursuant to the Merger Agreement, on April 17, 2025, Parent and the Rights Agent entered into the CVR Agreement governing the terms of the CVRs. Each CVR entitles its holder to receive $23.00 of shares of Parent Common Stock (issuable based on an assumed share price of $30.48 per share of Parent Common Stock) if, on any date prior to the second anniversary of the date hereof, the Average VWAP (as defined in the CVR Agreement) of Parent Common Stock for 30 consecutive trading days is equal to or greater than $37.50 (subject to certain adjustments) or Parent undergoes a change of control.

The foregoing descriptions of the Merger Agreement and the CVR Agreement and the transactions contemplated thereby, including the Merger and issuance of the CVRs, do not purport to be complete, and are subject to and qualified in their entirety by reference to the full text of the Merger Agreement and the CVR Agreement, which are filed as Exhibits 2.1 and 10.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in the Introduction of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Concurrently with the closing of the Merger, the Company repaid all loans and discharged all obligations and terminated all related credit commitments, guarantee agreements, security agreements and liens outstanding under the Credit Agreement, dated as of November 25, 2024, with several lenders from time to time party thereto, and Silicon Valley Bank, a division of First-Citizens Bank & Trust Company, as administrative agent and lead arranger.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Item 1.02 is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 1.02 and Item 2.01 is incorporated by reference into this Item 3.01.

The Company notified the New York Stock Exchange (“NYSE”) on April 17, 2025 of the consummation of the Merger. In connection with the consummation of the Merger, the Company requested that the NYSE suspend trading of Company Common Shares and Common Stock Warrants on the NYSE and remove Company Common Shares and Common Stock Warrants from listing on the NYSE, in each case, prior to the opening of the market on April 17, 2025. The Company also requested that the NYSE file a notification of removal from listing of Company Common Shares and the Common Stock Warrants on Form 25 with the Securities and Exchange Commission (“SEC”).

The Company intends to file Form 15 with the SEC to terminate the registration of Company Common Shares and the Common Stock Warrants under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act ten days after the filing of such Form 25.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 1.02, Item 2.01, Item 3.01, Item 5.01, Item 5.02 and Item 5.03 is incorporated by reference into this Item 3.03.

At the Effective Time, each holder of Company Common Shares immediately prior to the Effective Time ceased to have any rights as a shareholder of the Company other than the right to receive the Merger Consideration pursuant to the Merger Agreement.

Each Common Stock Warrant that was outstanding and unexercised as of immediately prior to the Effective Time, became, at the Effective Time, exercisable for the Merger Consideration that such holder would have received if such Common Stock Warrant had been exercised by paying the exercise price in respect thereof in cash immediately prior to the Effective Time. Notwithstanding the foregoing, if a holder of a Common Stock Warrant that was outstanding and unexercised as of immediately prior to the Effective Time properly exercised or exercises such Common Stock Warrant within 30 days following the public disclosure of the consummation of the Merger, the exercise price in respect thereof was or will be reduced in accordance with the terms of the warrant agreement governing such Common Stock Warrant.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Item 1.02, Item 2.01, Item 3.01, Item 3.03, Item 5.02 and Item 5.03 is incorporated by reference into this Item 5.01.

As a result of the Merger, a change in control of the Company occurred, and the Company is now a wholly owned subsidiary of Parent. The total amount of consideration payable to the Company's security holders (other than holders of Company Common Stock with respect to which a no transfer order was placed with the Company's transfer agent as of the date of the Merger Agreement that remained in place immediately prior to the Effective Time) in connection with the Merger was approximately $933 million and approximately 11,600,000 CVRs. Parent obtained a portion of the cash consideration paid in connection with the Merger through an Incremental Term B Loan (as defined in the Credit Agreement) funded pursuant to that certain Second Amendment to Amended and Restated Credit Agreement, dated as of April 16, 2024 (the “Second Amendment”), by and among Parent, the guarantors party thereto, Bank of America, N.A., as administrative agent (the “Agent”), and each Second Amendment Incremental Term B Loan Lender (as defined therein), which amended that certain Amended and Restated Credit Agreement, dated as of September 12, 2022 (as amended by the First Amendment to Amended and Restated Credit Agreement, dated June 5, 2024 and as further amended by the Second Amendment, the “Credit Agreement”), by and among, inter alia, Parent, the guarantors party thereto from time to time, the lenders party thereto from time to time and the Agent.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the Effective Time, in accordance with the Merger Agreement, all of the directors of the Company immediately prior to the Effective Time resigned as directors of the Company. The positions on committees of the Company’s Board of Directors held by such resigning directors are as set forth in the Company’s Proxy Statement on Schedule 14A filed with the SEC on April 29, 2024, under the Section “Corporate Governance—Committees of the Board of Directors” and in the Company’s Current Report on Form 8-K, filed with the SEC on July 16, 2024, which are incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.02, Item 2.01, Item 3.03, Item 5.01 and Item 5.02 is incorporated by reference into this Item 5.03.

Pursuant to the Merger Agreement, at the Effective Time, the certificate of incorporation of the Company was amended and restated and, as so amended and restated, shall be the certificate of incorporation of the Company until further amended. In addition, the bylaws of Merger Sub in effect at the Effective Time became the bylaws of the Company (except that references to the name of Merger Sub were replaced by reference to the name of the Company). Copies of the Company’s amended and restated certificate of incorporation and bylaws are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 5.03.

Item 8.01.	Other Events.

On April 17, 2025, the Company issued a notice to holders of Common Stock Warrants announcing certain information with respect to the Common Stock Warrants, including the reduced exercise price in respect thereof for 30 days following the public disclosure of the consummation of the Merger under the terms of the warrant agreement governing the Common Stock Warrants. A copy of such notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of December 10, 2024, by and among MoneyLion Inc., Gen Digital Inc. and Maverick Group Holdings, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on MoneyLion Inc. 8-K (File No. 001-39346) filed on December 11, 2024)*
3.1	Amended and Restated Certificate of Incorporation of MoneyLion Inc., dated April 17, 2025.
3.2	Amended and Restated Bylaws of MoneyLion Inc., dated April 17, 2025.
10.1	Contingent Value Rights Agreement, dated as of April 17, 2025, by and among Gen Digital Inc., Computershare Inc. and Computershare Trust Company, N.A.
99.1	Notice to Holders of Common Stock Warrants dated April 17, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	All schedules to the Merger Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYLION INC.

By:	/s/ Richard Correia
	Name:	Richard Correia
	Title:	President, Chief Financial Officer and Treasurer

Date: April 17, 2025

[Signature Page to Closing 8-K]